EX-99.B-77G

                                IVY FUNDS, INC.


SUB-ITEM 77G(a):  Defaults on senior securities

Ivy High Income Fund

1.   Adelphia Communications Corporation

     $500,000 10.875% Bonds due 10/01/10
     CUSIP 006848BF1
     Company filed for Chapter 11 bankruptcy protection June 25, 2002. This is a monetary default, with a default date of October 30, 2002. Amount of default per $1,000 face amount is $109
     Total amount of default is $54,376

2.   Adelphia Communications Corporation

     $250,000 9.250% Bonds due 10/1/02
     CUSIP 006848AS4
     Company filed for Chapter 11 bankruptcy protection June 25, 2002. This is a monetary default, with a default date of October 30, 2002 Amount of default per $1,000 face amount is $46
     Total amount of default is $11,563

3.   MCI Communications Corporation

     $100,000 6.95% Bonds due 8/15/06
     CUSIP 552673AV7
     Company filed for bankruptcy protection on July 21, 2002
     This is a monetary default, with a default date of August 30, 2002 Amount of default per $1,000 face amount is $43
     Total amount of default is $4,344

4.   MCI Communications Corporation

     $150,000 7.750% Bonds due 3/23/25
     CUSIP 552673AS4
     Company filed for bankruptcy protection on July 21, 2002
     This is a monetary default, with a default date of August 30, 2002 Amount of default per $1,000 face amount is $40
     Total amount of default is $6,071